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Exhibit 21.1

Seagate Technology Public Limited Company Subsidiaries as of July 3, 2015

Seagate Technology Public Limited Company	Ireland
Seagate Technology	Cayman
Seagate Technology (Dublin Branch)	Ireland
Seagate Technology HDD Holdings	Cayman
Seagate Technology HDD Holdings (Dublin Branch)	Ireland
Seagate HDD Cayman	Cayman
Seagate Technology (US) Holdings, Inc.	Delaware
EVault, Inc.	Delaware
EVault Canada Inc.	Canada
EVault (EMEA) B.V.	Netherlands
EVault UK Limited	United Kingdom
EVault GmbH	Germany
EVault Solutions Pte. Ltd	Singapore
Seagate Solutions France S.A.S.	France
LaCie Peripherals, Inc.	Canada
LaCie Australia Pty Ltd	Australia
LaCie, Ltd.	Oregon
Seagate Technology Canada Inc.	Canada
Quinta Corporation	California
Seagate US LLC	Delaware
Seagate Technology LLC	Delaware
Seagate Technology AB	Sweden
Seagate Technology Australia Pty. Limited	Australia
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Seagate Systems (US) Holdings Inc.	Delaware
Seagate Systems (US) Inc	California
Seagate Federal, Inc.	Delaware
Seagate Technology International	Cayman
Seagate Technology International (Singapore Branch)	Singapore
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda.	Brazil
Seagate Brasil Comércio e Representação de Produtos de Informática Ltda.(Sao Paulo Branch)	Brazil
Maxtor Global Ltd.	Bermuda
Maxtor Luxembourg S.àr.l.	Luxembourg
Maxtor Peripherals (S) Pte Ltd	Singapore
Maxtor International S.àr.l.	Switzerland
Maxtor International Manufacturing S.àr.l	Switzerland
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Business Centre (UK) Ltd.	United Kingdom
Seagate Business Centre (US) LLC	Delaware
Seagate Business Centre (Singapore) Pte. Ltd.	Singapore
Seagate Business Centre GmbH	Germany
Seagate Korea Ltd.	Korea
Seagate Korea Ltd. (Seoul Branch)	Korea
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Memory Products International	Cayman
Seagate Technology International (Wuxi) Co. Ltd.	China
Seagate Technology Services (Shanghai) Co. Ltd.	China
Seagate Technology Services (Shanghai) Co. Ltd. (Beijing Branch)	China

Seagate Technology Services (Shanghai) Co. Ltd. (Shenzhen Branch)	China
Seagate Technology Services (Shanghai) Co. Ltd. (Dongguan Branch)	China
Seagate Technology Services (Shanghai) Co. Ltd. (Chengdu Branch)	China
Seagate Technology Services (Shanghai) Co. Ltd. (Pudong Branch)	China
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Republic Ireland Limited	Ireland
Seagate Technology Asia Holdings	Cayman
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Technology (Suzhou) Co., Ltd.	China
Seagate Technology HDD (India) Private Limited	India
Seagate Technology HDD (India) Private Limited (Pune Branch)	India
Seagate Technology HDD (India) Private Limited (Bangalore Branch)	India
Seagate Technology (Ireland)	Cayman
Seagate Technology (Ireland) (Springtown Branch)	United Kingdom
Seagate Technology (Malaysia) Holdings Company	Cayman
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Technology UK Ltd.	United Kingdom
Seagate Technology UK Ltd. (Dublin Branch)	Ireland
Seagate Technology UK Ltd. (Moscow Branch)	Russia
Seagate Technology Media (Ireland)	Cayman
Seagate Technology (Thailand) Limited	Thailand
Seagate Systems (Bermuda) Limited	Bermuda
Seagate Systems (Malaysia) Sdn. Bhd.	Malaysia
Seagate Systems (Singapore) Pte. Limited	Singapore
Seagate Systems (UK) Limited	United Kingdom
Seagate Systems (UK) Limited (Singapore Branch)	Singapore
Seagate Systems (UK) Limited (Thailand Branch)	Thailand
Seagate Systems (Canada) Limited	Canada
Xyratex Technology (Wuxi) Co. Ltd.	China
Xyratex Technology (Wuxi) Co. Ltd. (Shanghai Branch)	China
Xyratex Technology (Wuxi) Co. Ltd. (Suzhou Branch)	China
Seagate Systems (Philippines), Inc.	Philippines
Seagate Systems (Havant) Limited	United Kingdom
Seagate Systems (Japan) Limited	Japan
Seagate Systems (México) S.A. de C.V.	Mexico
Lyve Minds, Inc.	Delaware
Lyve Minds, LLC	Cayman
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Seagate Singapore International Headquarters Pte. Ltd. (Netherlands Branch)	Netherlands
LaCie Group	France
LaCie AB	Sweden
LaCie AG	Switzerland
LaCie Asia Limited	Hong Kong
LaCie China Pte. Ltd.	Singapore
LaCie Electronique D2, S.A.	Spain
LaCie GmbH	Germany
LaCie SAS	France
LaCie SPRL	Belgium
LaCie SRL	Italy
LaCie Ltd	United Kingdom

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  Exhibit 21.1
Seagate Technology Public Limited Company Subsidiaries as of July 3, 2015